UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 8, 2006

Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125335	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 8, 2006, Robert W. Holmes has announced he will resign as our Treasurer, principal financial officer and principal accounting officer.

On November 9, 2006, we announced we entered into an employment agreement with our Vice President of Accounting and Finance and Chief Financial Officer, Richard Peterson.  Mr. Peterson’s employment commenced on November 8, 2006 and shall continue until terminated pursuant to the employment agreement.  Mr. Peterson will receive an annual base salary of $175,000. In addition, Mr. Peterson received a $65,000 signing bonus and is eligible to receive an annual performance bonus.

In the event of termination of Mr. Peterson’s employment for any reason other than for cause, as determined by the employment agreement, Mr. Peterson shall receive a lump sum payment equal to 52 weeks of his then current base salary as a severance payment and be eligible to continue his health insurance benefits.

Effective November 8, 2006, Mr. Peterson was appointed as our Vice President of Accounting and Finance and Chief Financial Officer, and will serve as our principal financial officer and principal accounting officer.  From July 2001 until November 2006, Mr. Peterson served as the Director of Finance, North American Operations for Nilfisk Advance, Inc.  Prior to joining Nilfisk Advance, Mr. Peterson served as the Chief Financial Officer for PPT Vision, Inc. from April 1999 to July 2001 and the Chief Financial Officer of Premis Corporation from December 1996 to April 1999.

Mr. Peterson’s employment agreement is filed as exhibit 10 to this current report and is incorporated herein by reference.  The summary set forth above is qualified in its entirety be reference to exhibit 10.

Item 9.01.      Financial Statements and Exhibits

(d)   Exhibits

10                                    Employment Agreement between the Registrant and Richard Peterson dated October 17, 2006

99                                    Press release dated November 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	ADVANCED BIOENERGY, LLC

	By	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10	Employment Agreement between the Registrant and Richard Peterson dated October 17, 2006	Filed Electronically
99	Press release dated November 9, 2006	Filed Electronically